UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. 02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2014, Michael Tague resigned as Director, Secretary and Principal Financial Officer to pursue other opportunities.

Item 502(c).  Appointment of new principal financial officer.

On March 24, 2014, the Board of Directors of the Company appointed Larry Bonafide, 70, Principal Financial Officer (see details on Item 502(d) below).

Item 502(d).  Election of a new director, other than by shareholder vote.

Larry Bonafide (70).  On February 10, 2014, the Board of Directors of the Company elected Larry Bonafide a Director of the Company.  Mr. Bonafide attended the Pennsylvania State University followed by a successful and rewarding professional career that spanned 45+ years. He had an excellent record of accomplishments as an executive with ChevronTexaco, Marriott, U S Foodservice and Stouffer Restaurants and Inns. He has also been active as an independent Marketing and Business Development consultant.

M. Bonafide has vast experience and expertise in the following areas:  Strategic, financial, and organization planning; Organization management; Contract negotiations, compliance and oversight; Marketing and sales management; Operating systems design and implementation; Purchasing/procurement; Human resource recruiting, training and development; and, Performance measured incentive Compensation programs.

Item 502(d).  Election of a new director, other than by shareholder vote.

On March 24, 2014, the Board of Directors of the Company elected David Lee a Director of the Company in order to fill the vacancy created by the resignation of Michael Tague.

Mr. Lee (68) is a graduate of El Camino College, Torrance, California, with a degree in Business Administration.  Mr. Lee, also, has extensive sales and marketing experience in various industries including Alternative Energy (Photovoltaic and Solar Heating of fluids for domestic and commercial applications). He was General Manager, Solar Division for Reliable Steel Corp., Los Angeles. His other sales experience was for various Wholesale Distributors in the Heating, Ventilating and Air Conditioning (HVAC) including one of the largest Manufacture Direct to Wholesale, Williams Furnace Company, Colton, California.

He has been a professional pilot for thirty-five years.  During his flying career, he flew Boeing 727-200 for Kitty Hawk Air Cargo, various passenger aircraft for AMR Eagle Airlines and was Director of Operations and Chief Pilot for Empire Airways in New York.  He continues to pilot charted, twin engine jets throughout North America as a contract pilot.  He has more than 10,000 hours of flight time.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dennis Cullison
Name:	Dennis Cullison
Title:	Chairman, President and Director
Dated:	March 25, 2014

By:	/s/ Larry Bonafide
Name:	Larry Bonafide
Title:	Chief Financial Officer and Director
Dated:	March 25, 2014

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